Exhibit 99.1

FOR RELEASE: IMMEDIATE

CPS Technologies Announces Third Quarter 2026 Financial Results

Margin Expansion and Record Quarterly Revenue as Company Finalizes Plans for New Facility

Norton, Massachusetts – November 3, 2026 – CPS Technologies Corp. (NASDAQ:CPSH) (“CPS” or the “Company”) today announced financial results for its fiscal third quarter ended September 26, 2026.

Third Quarter Summary

●	Revenue of $8.9 million, reflecting strong ongoing demand for the Company’s growing array of mission-critical products.

●	Gross margin of 20.9 percent and operating profit of $0.4 million.

●	Announced that the Company had received its first order from a defense contractor for tungsten alloy components manufactured using the Company’s proprietary QuickSet Injection MoldingTM process.

●

CPS also signed a long-term lease during the quarter for an 80,000-square-foot facility – approximately twice the size of its current location – in Attleboro, Massachusetts to expand production and increase efficiency.

●	Received new volume orders from an existing customer and large semiconductor manufacturer establishing continued deliveries into fiscal 2027.

“We are pleased to report solid progress this quarter on a number of fronts,” said Brian Mackey, President and CEO. “Due to higher demand and increased production, our quarterly revenue rose to a new high and gross margins expanded to 20.9% – a level not seen since during our HybridTech Armor® contracts more than three years ago. This proves the resilience of our product lines, interest in our broadening portfolio of offerings, and sound operating execution. We also recently announced the signing of a lease in nearby Attleboro that will allow CPS to further expand operations in support of increased top line growth and higher returns for our shareholders. Detailed planning is well underway with the support of Dacon Corporation, our construction management partner, as well as various engineers and contractors. While exploring ways to potentially initiate a partial move earlier in 2027, complex production requirements likely mean the full buildout will continue into the second half of next year. In the meantime, I’m also pleased to announce that, once again, we have secured significant volume orders for our high-performance products from the Company’s biggest customer, a semiconductor manufacturer, at levels consistent with the prior-year period. These components are integrated into systems supporting high-speed rail as well as energy and grid infrastructure. Given this backdrop, we believe the Company is in excellent shape for continued growth and higher financial results heading into fiscal 2027.”

Results of Operations

CPS reported revenue of $8.9 million for the third quarter of fiscal 2026 versus $8.8 million in the prior-year period. Gross profit was $1.9 million, or 20.9 percent of revenue, versus $1.5 million, or 17.1 percent of revenue, in the fiscal 2025 third quarter.

Operating profit was $0.4 million in the fiscal 2026 third quarter compared with $0.3 million in the prior-year period; SG&A expenses rose approximately $0.2 million year-over-year. Reported net income for the quarter was $0.6 million, or $0.03 per diluted share, versus $0.2 million, or $0.01 per diluted share, in the quarter ended September 27, 2025.

Conference Call

The Company will be hosting its third quarter 2026 earnings call tomorrow, November 4, 2026, at 9:00 a.m. Eastern. Those interested in participating in the conference call should dial the following:

Call in Number: 1-844-943-2942

Participant Passcode: 258164

The Company encourages those who wish to participate to call in 10 minutes before the scheduled start time to ensure the operator can connect all participants.

About CPS

CPS is an advanced materials company that designs, manufactures, and sells high-performance material solutions to global customers in transportation, energy, automotive, electronics, telecommunications, aerospace, and defense. The company specializes in proprietary metal matrix composites (MMCs), combining metals and ceramics to deliver superior strength, thermal management, and reliability for demanding applications such as high-speed rail, HVDC systems, mass transit, electric vehicles, internet equipment, and electrical infrastructure. CPS also produces hermetic packaging for high-reliability power and communications modules, supporting avionics, GPS, microprocessors, and specialized integrated circuits. Additionally, its lightweight HybridTech Armor® provides high strength-to-weight protection. CPS focuses on innovation, quality, and diversified high-growth markets to drive sustained, profitable growth. The Company’s Vision is ”to pioneer the next generation of high-performance materials and solve the world’s toughest engineering challenges.”

Safe Harbor

Statements made in this document that are not historical facts or which apply prospectively, including those relating to 2025 financial results, are forward-looking statements that involve risks and uncertainties. These forward-looking statements are identified by the use of terms and phrases such as "will," "intends," "believes," "expects," "plans," "anticipates" and similar expressions. Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the company's expectation. Additional information concerning risk factors is contained from time to time in the company's SEC filings, including its Annual Report on Form 10-K and other periodic reports filed with the SEC. Forward-looking statements contained in this press release speak only as of the date of this release. Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date. The company expressly disclaims any obligation to update the information contained in this release.

CPS Technologies Corporation
111 South Worcester Street
Norton, MA 02766

www.cpstechnologysolutions.com

Investor Relations:

Chris Witty

646-438-9385

cwitty@darrowir.com

CPS TECHNOLOGIES CORP.

Statements of Operations and Other Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Product sales	$8,900,433	$8,803,695	$24,238,504	$24,388,272

Cost of product sales	7,043,948	7,301,129	20,546,352	20,318,390

Gross profit	1,856,485	1,502,566	3,692,152	4,069,882

Selling, general, and administrative expenses	1,498,738	1,226,484	4,115,567	3,527,223

Income (loss) from operations	357,747	276,082	(423,415)	542,659

Other income, net	163,349	45,483	455,722	114,985

Net income before income taxes	521,096	321,565	32,307	657,644
Income tax provision (benefit)	174,339	113,601	(58,017)	249,885

Net income	$346,757	$207,964	$90,324	$407,759
Other comprehensive income
Net unrealized gains (losses) on available for sale securities	17,132	(2,293)	13,773	7,913
Reclassification adjustment for gains included in net income	-	-	-	(16,237)
Total other comprehensive income (loss)	17,132	(2,293)	13,773	(8,324)
Comprehensive income	363,889	205,671	104,097	399,435

Net income per basic common share	$0.02	$0.01	$0.00	$0.03

Weighted average number of basic common shares outstanding	19,412,796	14,527,126	18,491,213	14,526,349

Net income per diluted common share	$0.02	$0.01	$0.00	$0.03

Weighted average number of diluted common shares outstanding	19,757,374	14,674,384	18,799,554	14,598,576

CPS TECHNOLOGIES CORP.

Balance Sheets (Unaudited)

	September 26,	December 27,
	2026	2025
ASSETS

Current assets:
Cash and cash equivalents	$2,791,195	$4,466,198
Marketable securities, at fair value	15,612,554	8,769,363
Accounts receivable-trade	4,703,028	5,235,307
Accounts receivable-other	291,019	380,948
Inventories, net	10,320,406	5,598,407
Prepaid expenses and other current assets	281,682	299,829
Total current assets	33,999,884	24,750,052
Property and equipment:
Production equipment	11,111,154	10,647,170
Furniture and office equipment	910,310	910,310
Leasehold improvements	997,830	997,830
Total cost	13,019,294	12,555,310
Accumulated depreciation and amortization	(11,058,355)	(10,877,927)
Construction in progress	537,975	459,671
Net property and equipment	2,498,914	2,137,054
Net intangible assets	18,539	21,778
Restricted cash	510,154	-
Right-of-use lease assets	8,829,210	336,000
Deferred taxes, net	2,325,327	2,266,854
Total assets	$48,182,028	$29,511,738

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,766,979	$3,363,233
Accrued expenses	832,504	907,910
Deferred revenue	513,910	238,044
Lease liabilities, current portion	163,000	162,000

Total current liabilities	5,276,393	4,671,187

Deferred revenue – long term	31,277	31,277
Long term lease liabilities	8,754,046	174,000

Total liabilities	14,061,716	4,876,464
Commitments & Contingencies
Stockholders’ equity:
Common stock, $0.01 par value, authorized 25,000,000 and 20,000,000 shares; issued 19,642,517 and 18,132,767 shares; outstanding 19,425,442 and 17,988,634 shares at September 26, 2026 and December 27, 2025, respectively	196,417	181,320
Additional paid-in capital	60,223,530	50,295,019
Accumulated other comprehensive income	13,912	139
Accumulated deficit	(25,379,567)	(25,469,891)
Less cost of 217,075 and 144,133 common shares repurchased at September 26, 2026 and December 27, 2025, respectively	(933,980)	(371,313)

Total stockholders’ equity	34,120,312	24,635,274

Total liabilities and stockholders’ equity	$48,182,028	$29,511,738